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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated April 9, 1999, on our audit of the financial statements of ZAP.COM Corporation which report includes an emphasis paragraph related to the Company's shareholder's commitment for an equity contribution. We also consent to the reference of our firm under the caption "Experts."

PricewaterhouseCoopers LLP


New Orleans, Louisiana
April 9, 1999